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                                                               [EXECUTION COPY]




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                         DOBSON COMMUNICATIONS CORPORATION

                        INVESTMENT AND TRANSACTION AGREEMENT

                           dated as of December 23, 1998




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                         INVESTMENT AND TRANSACTION AGREEMENT

     INVESTMENT AND TRANSACTION AGREEMENT, dated as of December 23, 1998 (this "AGREEMENT"), by and among the investors referred to on Schedule I (the "PURCHASERS"), and Dobson Communications Corporation, an Oklahoma corporation (the "COMPANY").

     WHEREAS:

     (A) The Company wishes to authorize and create new classes of preferred stock, including, Class D Preferred Stock (such term and each other capitalized term used but not defined in these recitals having the meaning given such term in Article I), Class E Preferred Stock, Class G Preferred Stock and Class H Preferred Stock. Class D Preferred Stock shall be convertible into Class A Common Stock and Class E Preferred Stock and Class G Preferred Stock shall be convertible into Class A Common Stock and Class H Preferred Stock and the holders of Class D Preferred Stock and Class G Preferred Stock shall participate in and receive the economic benefits of the Logix Communications Spin-Off upon its occurrence; and

     (B) The Company wishes to authorize and create a new class of Common Stock, Class C Common Stock, which shall be issued to employees and managers of the Company pursuant to the New Company Stock Option Plan; and

     (C) The parties wish to amend the Certificate of Incorporation and to file the Certificates of Designation for each of the Class D Preferred Stock, the Class E Preferred Stock, the Class G Preferred Stock, and the Class H Preferred Stock with the office of the Secretary of State for the State of Oklahoma in order to reflect, among other things, the authorization of the securities being issued by the Company hereunder, and the parties wish to enter into certain agreements relating to the parties' rights and obligations in connection with the New Company; and

     (D) The JWC Group and the Dobson Partnership wish to acquire Class D Preferred Stock to be issued by the Company in the amounts set forth opposite such Purchasers' names on Schedule I, and the Company wishes to sell and issue such securities to such Purchasers, all on the terms and subject to the conditions herein set forth; and

     (E) The Company wishes to issue to the Dobson Partnership 37,853 shares of Class G Preferred with an aggregate value of $25.0 million in exchange for the redemption by the Company from the Dobson Partnership of 37,853 shares of Class A Common Stock on the terms and subject to the conditions herein set forth; and

     (F) Certain of the parties hereto are party to the Fleet Purchase Agreement pursuant to which Fleet Equity will sell to the Company 100,000 shares of Class C Preferred Stock and convert 100,000 shares of Class B Preferred Stock into shares of Class A Common Stock and sell

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such shares of Class A Common Stock to such other parties on the terms and conditions contained therein; and

     (G) On or prior to the Closing, the Company and Fleet Equity, will terminate the Fleet Equity Purchase Agreement and the Company and its current shareholders will terminate the Former Shareholders' Agreement and the Company and its Stockholders will enter into the Stockholder and Investor Rights Agreement pursuant to which the Company will replace its current management stock option plan with the New Company Stock Option Plan and the Company will establish a management stock option plan for its Subsidiary, Logix Communications, substantially in the form of the Logix Communications 1998 Stock Option Plan.

     NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants, conditions and agreements hereinafter set forth, the parties agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

     Section I.1 CERTAIN DEFINED TERMS. As used herein, the following terms have the following meanings (unless indicated otherwise, all Section and Article references are to Sections and Articles in this Agreement, and all Schedule and Exhibit references are to Schedules and Exhibits to this Agreement):

          "AFFILIATE" shall have the meaning given such term in Rule 501(b) under the Securities Act.

          "CELLULAR SUBSIDIARIES" mean the Company's Subsidiaries which own the Cellular Systems currently owned by the Company.

          "CELLULAR SYSTEM" means a mobile communication system constructed and operated in a MSA or RSA (or any successor territorial designations or subdivision thereof authorized by the FCC) exclusively using frequencies in the 800 MHz band, or portions thereof, pursuant to a License therefor issued by the FCC.

          "CERTIFICATES OF DESIGNATION" shall mean collectively the Certificates of Designation of the Company in respect of each class of Preferred Stock, substantially in the forms of Exhibits A-1 through A-4 hereto.

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          "CLAIM" has the meaning set forth in Section 8.4(a).

          "CLASS A COMMON STOCK" shall mean the Class A Common Stock, par value $0.001 per share, of the Company.

          "CLASS A PREFERRED STOCK" shall mean the Class A Preferred Stock of the Company, par value $1.00 per share.

          "CLASS B COMMON STOCK" shall mean the Class B Common Stock, par value $0.001 per share, of the Company.

          "CLASS B PREFERRED STOCK" shall mean the Class B Preferred Stock of the Company, par value $1.00 per share, which has been redeemed as of the date of this Agreement.

          "CLASS C COMMON STOCK" shall mean the Class C Common Stock of the Company, par value $0.001 per share, which is designed to track the financial performance of the Wireless Subsidiaries.

          "CLASS C PREFERRED STOCK" shall mean the Class C Preferred Stock of the Company, par value $1.00 per share.

          "CLASS D PREFERRED STOCK" shall mean the Class D Preferred Stock of the Company, par value $1.00 per share.

          "CLASS E PREFERRED STOCK" shall mean the Class E Preferred Stock of the Company, par value $1.00 per share.

          "CLASS F PREFERRED STOCK" shall mean the Class F Preferred Stock of the Company, par value $1.00 per share.

          "CLASS F PREFERRED STOCK DOCUMENTS" shall mean the Class F Preferred Stock Investors Agreement, the Class F Preferred Stock Warrants and the Class F Preferred Stock (and the Certificate of Designation relating thereto).

          "CLASS F PREFERRED STOCK WARRANT AGREEMENT" shall mean the Warrant Agreement entered into by the Company in respect of the Class F Preferred Stock Warrants.

          "CLASS F PREFERRED STOCK WARRANT SHARES" shall mean the Class A Common Stock issued by the Company upon exercise of the Class F Preferred Stock Warrants.


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          "CLASS F PREFERRED STOCK WARRANTS" shall mean any warrant certificate evidencing warrants to purchase Class A Common Stock issued by the Company in conjunction with the Class F Preferred Stock.

          "CLASS G PREFERRED STOCK" shall mean the Class G Preferred Stock of the Company, par value $1.00 per share.

          "CLASS H PREFERRED STOCK" shall mean the Class H Preferred Stock of the Company, par value $1.00 per share.

          "CLOSING" has the meaning set forth in Section 2.1.

          "CLOSING DATE" has the meaning set forth in Section 2.1.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "COMMON STOCK" shall mean, collectively, the Class A Common Stock, the Class B Common Stock and the Class C Common Stock.

          "COMPANY" has the meaning set forth in the preamble.

          "CONSENTS" shall mean all consents and approvals of Governmental Authorities or other third parties necessary to authorize, approve or permit the parties hereto to consummate the transactions contemplated hereby and for the Company to operate its business after the Closing Date as currently contemplated.

          "CREDIT AGREEMENTS" shall mean (i) the Credit Agreement, dated as of March 25, 1998, among First Union National Bank (as successor by merger to CoreStates Bank, N.A.) as Administrative Agent, Dobson Operating Company, as Borrower, the Company, as Guarantor, and the Company Subsidiaries party thereto, (ii) the Revolving Credit Agreement, dated as of March 25, 1998, among Dobson Cellular Operations Company as Borrower, and NationsBank, N.A. (as successor by merger to NationsBank of Texas, N.A.), as Administrative Agent, (iii) the 364-Day Revolving Credit and Term Loan Agreement, dated as of March 25, 1998, between Dobson Cellular Operations Company, as Borrower, and NationsBank, N.A. (as successor by merger to NationsBank of Texas, N.A.), as Administrative Agent, (iv) the Credit Agreement, dated the date hereof, between Dobson/Sygnet Operating Company, as Borrower and NationsBank N.A., as Administrative Agent and (v) the Term Loan Agreement, dated as of the date hereof, among Dobson Tower Company and Nationsbank, N.A.


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          "CREDIT DOCUMENTS" shall mean, collectively, the Credit Agreements and all documents and instruments evidencing or securing or guarantying indebtedness thereunder.

          "DCC OPTION" shall mean the option held by the Dobson Partnership to purchase from Fleet Equity 40,000 shares of Class B Preferred Stock pursuant to the Option Agreement, dated as of March 19, 1996, among the Dobson Partnership and Fleet Equity.

          "DOBSON PARTNERSHIP" means Dobson CC Limited Partnership, an Oklahoma limited partnership.

          "DOBSON/SYGNET" shall mean Dobson/Sygnet Communications Company, an Oklahoma corporation.

          "DOBSON/SYGNET NOTE DOCUMENTS" shall mean, collectively, the Dobson/Sygnet Note Indenture, the Dobson/Sygnet Note Purchase Agreement, the Dobson/Sygnet Notes and the Dobson/Sygnet Notes Registration Rights Agreement.

          "DOBSON/SYGNET NOTE INDENTURE" shall mean the Indenture, dated the date hereof, among Dobson/Sygnet, and United States Trust Company of New York, as trustee thereunder in respect of the Dobson/Sygnet Notes.

          "DOBSON/SYGNET NOTE PURCHASE AGREEMENT" shall mean the Purchase Agreement, dated as of December 16, 1998, among Dobson/Sygnet, and NationsBanc Montgomery Securities LLC.

          "DOBSON/SYGNET NOTES" shall mean the $200 million in aggregate principal amount of 12 1/4% Senior Notes due 2008 issued by Dobson/Sygnet pursuant to the Dobson/Sygnet Note Indenture.

          "DOBSON/SYGNET REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, dated as of the date hereof, among Dobson/Sygnet and NationsBanc Montgomery Securities LLC.

          "EMPLOYEE PLANS" has the meaning set forth in Section 4.16.

          "ENVIRONMENTAL CLAIM" means any claim, action cause of action, investigation or notice by any person or entity alleging potential liability resulting from (a) the presence, Release or threatened Release of any Hazardous Materials or (b) circumstances forming the basis of any violation, or alleged violation of any Environmental Law.


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          "ENVIRONMENTAL LAWS" means all Federal, state and local laws and regulations relating to pollution or protection of human health or the environment, including without limitation, laws relating to the manufacture, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated from time to time thereunder.

          "FCC" shall mean the Federal Communications Commission or similar regulatory authority established in replacement thereof.

          "FCC LAW" shall mean the Communications Act of 1934, as amended, including as amended by the Telecommunications Act of 1996, and the rules, regulations and policies promulgated thereunder.

          "FINANCING AGREEMENTS" shall mean, collectively, the Senior Note Documents, the Dobson/Sygnet Note Documents, the Credit Documents, the Senior PIK Preferred Stock Certificate of Designation, the Sygnet PIK Preferred Stock Documents, the Class F Preferred Stock Documents, and this Agreement, and, as appropriate, all documents, instruments and agreements evidencing, or securing the foregoing and any refinancings or amendments thereto permitted by Section 12.5 of the Stockholder and Investor Rights Agreement. This definition shall not be construed in accordance with the final sentence of Section 1.2.

          "FLEET EQUITY" shall mean collectively Fleet Equity Partners, Fleet Venture Resources and Kennedy Plaza Partners.

          "FLEET EQUITY PARTNERS" means Fleet Equity Partners VI, L.P., a Delaware limited partnership.

          "FLEET EQUITY PURCHASE AGREEMENT" shall mean the Securities Purchase Agreement, dated as of March 19, 1996, among the Company and the purchasers named therein as amended by Amendment No.1 thereto, dated as of February 26, 1997.

          "FLEET PURCHASE AGREEMENT" means the Stock Purchase Agreement, dated the date hereof, among Fleet Equity and the other parties thereto.


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          "FLEET VENTURE RESOURCES" means Fleet Venture Resources, Inc., a
     Delaware corporation.

          "FORMER SHAREHOLDERS' AGREEMENT" shall mean the Shareholders' Agreement, dated as of February 26, 1997, among the Company and the shareholders named therein and which has been terminated, effective as of the execution of this Agreement.

          "GUARANTEED PENSION PLAN" shall mean any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Company or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

          "GOVERNMENTAL AUTHORITY" shall mean a Federal, State or local court, legislature, governmental agency (including, without limitation, the United States Department of Justice), commission or regulatory or administrative authority or instrumentality.

          "HAZARDOUS MATERIALS" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5, or defined as such by any Environmental Law.

          "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          "INDEMNIFIED PARTY" has the meaning set forth in Section 8.4(a).

          "INDEMNIFYING PARTY" has the meaning set forth in Section 8.4(a).

          "INTELLECTUAL PROPERTY" shall mean trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing (collectively, "Trademarks"); patents and industrial design registrations or applications (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); copyrights (including any registrations and applications for any of the foregoing); "mask works" (as defined use 17 USC Section 901) and any registrations and applications for "mask works"; Software; any of the following that is not known to the general public, that confers a material economic advantage for the entity claiming rights in the same: technology, trade secrets and other confidential information, know-how, proprietary processes, formulate, algorithms, models, and methodologies (collectively, "Trade Secrets"); rights of publicity and privacy relating to the use of the names, likenesses, voices, signatures and biographical information of real


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     persons; in each case used in or necessary for the conduct of the Company's and each of its Subsidiaries' business are currently conducted or contemplated to be conducted.

          "INVESTOR QUESTIONNAIRE" means the Investor Questionnaire, dated the date hereof, completed and delivered to the Company by each Purchaser who is a member of the JWC Group.

          "JWC" means J.W. Childs Equity Partners II, L.P., a Delaware limited partnership and its affiliated funds.

          "JWC COMMON STOCK" means the 17,412 shares of Class A Common Stock purchased by JWC from Fleet Equity pursuant to the Fleet Purchase Agreement, dated the date hereof, among Fleet Equity and the purchasers named therein.

          "JWC GROUP" means JWC together with its affiliated funds and co-investors as set forth on Schedule I hereto.

          "JWC TRANSACTION FEE" means the transaction fee of $500,000 payable by wire transfer of immediately available funds by the Company to JWC at the Closing.

          "KPP" means Kennedy Plaza Partners.

          "LAW" shall mean applicable common law and any statute, ordinance, code or other law, rule, permit, permit condition, regulation, order, decree, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority.

          "LICENSE" shall mean a license, permit, certificate of authority, waiver, approval, certificate of public convenience and necessity, registration or other authorization, consent or clearance to construct or operate a facility, including any emissions, discharges or releases therefrom, or to transact an activity or business, to construct a tower or to use an asset or process, in each case issued or granted by a Governmental Authority.

          "LIEN" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest, right of first refusal or right of others therein, or encumbrance of any nature whatsoever in respect of such asset.

          "LOGIX COMMUNICATIONS" shall mean Logix Communications Enterprises, Inc., an Oklahoma corporation.


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          "LOGIX COMMUNICATIONS 1998 STOCK OPTION PLAN" shall mean the Logix
     Communications Enterprises, Inc. 1998 Stock Option Plan.

          "LOGIX COMMUNICATIONS COMMON STOCK" shall mean the Common Stock, par value $1.00 per share, of Logix Communications.

          "LOGIX COMMUNICATIONS SPIN-OFF" shall mean the consummation of the proposed spin-off by the Company of the business of Logix Communications.

          "LOSSES" has the meaning set forth in Section 8.2.

          "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect in the business, assets, properties (tangible and intangible), operations, condition (financial or otherwise), liabilities or prospects of the Company and the Subsidiaries, taken as a whole, whether or not in the ordinary course of business, whether separately or in the aggregate with other occurrences or developments, and whether insured against or not or any event, circumstances or conditions which reasonably may have such a material adverse effect.

          "MSA" means a Metropolitan Statistical Area, comprised of one or more counties in the United States, as listed in Public Notice Report No. CL-92-40, "Common Carrier Public Mobile Services Information, Cellular MSA/RSA Markets and Counties," dated January 24, 1992. DA 92-109.

          "MULTIEMPLOYER PLAN" shall mean any multiemployer plan within the meaning of Section 3(37) of ERISA at any time maintained or contributed to by the Company or any ERISA Affiliate or to which the Company of any ERISA Affiliate is or was obligated to contribute.

          "NEW COMPANY STOCK OPTION PLAN" shall mean the Dobson Communications Corporation 1996 Stock Option Plan, adopted on February 6, 1997, as amended by Amendment No. 1 dated December 21, 1998.

          "NEW YORK COURTS" has the meaning set forth in Section 9.6.

          "PBGC" has the meaning set forth in Section 4.16.

          "PERMITTED LIENS" shall mean (i) Liens arising in favor of sellers or lessors for indebtedness and obligations incurred to purchase or lease fixed or capital assets, PROVIDED that such liens secure only the indebtedness and obligations created thereunder and are limited to the assets purchased or leased pursuant thereto and the proceeds


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     thereof; (ii) mechanic's and workmen's Liens, Liens for taxes, assessments or other governmental charges; (iii) pledges or deposits to secure obligations under workmen's compensation, unemployment insurance or social security laws or similar legislation; (iv) deposits to secure performance or payment bonds, bids, tenders, contracts, leases, franchises or public and statutory obligations required in the ordinary course of business; (v) deposits to secure surety, appeal or custom bonds required in the ordinary course of business; (vi) statutory landlord Liens; (vii) all Liens of the FCC, and (viii) to the extent not described in clauses (i) through (vii), all Liens permitted under the Financing Agreements or any instrument refinancing indebtedness under any Financing Agreement permitted pursuant to Section 12.5 of the Stockholder and Investor Rights Agreement.

          "PERSON" shall mean an individual, corporation, partnership, limited liability company, association, joint stock company, Governmental Authority, business trust, unincorporated organization, or other legal entity.

          "PREFERRED STOCK" shall mean collectively, the Senior PIK Preferred Stock, the Sygnet PIK Preferred Stock, the Class A Preferred Stock, the Class D Preferred Stock, the Class E Preferred Stock, the Class F Preferred Stock, the Class G Preferred Stock and the Class H Preferred Stock.

          "PURCHASER REPRESENTATIVE" means JWC acting on behalf of the JWC Group for purposes of Regulation D under the Securities Act.

          "PURCHASERS" has the meaning set forth in the preamble.

          "RELATED AGREEMENTS" shall mean the Stockholder and Investor Rights Agreement, the Certificates of Designation for each of the Class D Preferred Stock, the Class E Preferred Stock, the Class G Preferred and the Class H Preferred, the New Company Stock Option Plan, and the Logix Communications 1998 Stock Option Plan and the Investor Questionnaires.

          "RELEASE" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, leaching or migration of Hazardous Materials into the environment (including without limitations, ambient air, surface water, groundwater and surface or subsurfaces strata) or into or out of any property owned or operated by the Company or any of its Subsidiaries.

          "RESTATED BYLAWS" shall mean the Amended and Restated Bylaws of the Company, in the form of Exhibit B, to be adopted as of the Closing Date.


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          "RESTATED CERTIFICATE" shall mean the Amended and Restated Certificate of Incorporation of the Company, in the form of Exhibit C, to be filed with the office of the Secretary of State of the State of Oklahoma on the Closing Date.

          "RETURNS" has the meaning set forth in Section 4.18.

          "RSA" means a Rural Statistical Area, comprised of one or more counties in the United States, as listed in Public Notice Report No. CL-92-40, "Common Carrier Public Mobile Services Information, Cellular MSA/RSA Markets and Counties," dated January 24, 1992, DA 92-109.

          "SEC" means the Securities and Exchange Commission.

          "SEC DOCUMENTS" shall mean each statement, report, registration statement, definitive proxy statement and any other document filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act, including all amendments, schedules and exhibits thereto.

          "SECTION 8.2 INDEMNIFIED PARTY" has the meaning set forth in
     Section 8.2.

          "SECTION 8.3 INDEMNIFIED PARTY" has the meaning set forth in
     Section 8.3.

          "SECURITIES" shall mean, collectively, the shares of Class D Preferred Stock being issued by the Company hereunder and the 37,853 shares of Class G Preferred Stock being transferred by the Company to the Dobson Partnership, together with any shares of stock issued upon conversion of or delivered in substitution or exchange for any of the foregoing, including without limitation, in the case of the Class D Preferred Stock, Class A Common Stock and Class E Preferred Stock and in the case of the Class G Preferred Stock, the Class H Preferred Stock.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          "SENIOR NOTE DOCUMENTS" means, collectively, the Senior Note Indenture, the Senior Notes Escrow and Security Agreement and the Senior Notes.

          "SENIOR NOTES ESCROW AND SECURITY AGREEMENT" means the Escrow and Security Agreement, dated February 28, 1997, among, the Company and the placement agents, party thereto, and United States Trust Company of New York, as Trustee thereunder.

          "SENIOR NOTE INDENTURE" means the Indenture, dated as of February 28, 1997 among the Company and United States Trust Company of New York, as Trustee


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     thereunder, in respect of the Senior Notes.

          "SENIOR NOTES" means the 11 3/4% Senior Notes due 2007 issued by the Company pursuant to the Senior Note Indenture.

          "SENIOR PIK PREFERRED STOCK" means the 12 1/4% Senior Exchangeable Preferred Stock of the Company issued on January 22, 1998 Mandatorily Redeemable 2008, par value $1.00 per share.

          "SOFTWARE" means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code or object code form, (b) databases and compilations, including any and all data and collections of data, and (c) all documentation, including user manuals and training materials, relating to any of the foregoing.

          "SENIOR PIK PREFERRED STOCK CERTIFICATE OF DESIGNATION" shall mean the Senior PIK Certificate of Designation in respect of the Senior PIK Preferred Stock.

          "STOCKHOLDER AND INVESTOR RIGHTS AGREEMENT" shall mean the Stockholder and Investor Rights Agreement, by and among the Company and the stockholders named therein, dated as of the date hereof.

          "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association, or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing general partner of such partnership, association or other business entity.

          "SYGNET ACQUISITION" shall mean the acquisition by the Company's wholly owned subsidiary, Dobson/Sygnet, of all of the outstanding capital stock of Sygnet Wireless, Inc., an Ohio corporation, pursuant to the Sygnet Merger Agreement dated July 28, 1998,


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     as amended, between Dobson/Sygnet Operating Company and Sygnet Wireless,
     Inc.

          "SYGNET ACQUISITION DOCUMENTS" shall mean, collectively, the Sygnet Merger Agreement and all certificates, authorizations, instruments and other documents delivered in connection with the Sygnet Acquisition.

          "SYGNET MERGER AGREEMENT" shall mean the Agreement and Plan of Merger, dated as of July 28, 1998, between Dobson/Sygnet Operating Company and Sygnet Wireless, Inc.

          "SYGNET PIK PREFERRED STOCK" means the Sygnet PIK Preferred Stock of the Company, par value $1.00 per share.

          "SYGNET PIK PREFERRED STOCK DOCUMENTS" shall mean, collectively, the Sygnet PIK Preferred Stock Purchase Agreement, the Sygnet PIK Preferred Stock, and the Sygnet PIK Preferred Stock Registration Rights Agreement.

          "SYGNET PIK PREFERRED STOCK PURCHASE AGREEMENT" shall mean the Purchase Agreement, dated December 16, 1998, between the Company and NationsBanc Montgomery Securities LLC, in respect of the Sygnet PIK Preferred Stock.

          "SYGNET PIK PREFERRED STOCK REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights Agreement, dated the date hereof, between the Company and NationsBanc Montgomery Securities LLC.

          "SYSTEM" means the Cellular Systems currently owned by the Company.

          "TAX ACCRUAL" has the meaning set forth in Section 4.18.

          "TRANSFER TAXES" has the meaning set forth in Section 2.3.

          "WIRELESS SUBSIDIARIES" shall mean collectively DCC PCS, Inc., Western Financial Services, Inc., Dobson Cellular Operations Company, Dobson Operating Company, Dobson Tower Company, DOC Cellular Subsidiary Company, Dobson/Sygnet, and their respective Subsidiaries.

     Section I.2 OTHER DEFINITIONAL PROVISIONS. Terms defined in this Agreement in Sections other than Section 1.1 shall have the meanings as so defined when used in this Agreement. As used herein, accounting terms relating to the Company and its Subsidiaries not defined or to the extent not defined, shall have the respective meanings given to them under generally accepted


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accounting principles ("GAAP").  References to a document or agreement shall be to such document or agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                                      ARTICLE II

                                       CLOSING

     Section II.1 TIME AND PLACE OF CLOSING. The closing of the transactions contemplated hereby (the "CLOSING") is taking place concurrently with the execution hereof at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019 (the "CLOSING DATE").

     Section II.2 CLOSING ACTIONS AND DELIVERIES. Simultaneous with the execution hereof the parties are taking the following actions:

          (a) JWC PAYMENTS TO COMPANY. JWC is delivering by wire transfer of immediately available funds to the Company, to the account designated by the Company on Schedule II, $81.0 million, in full consideration for the issuance and sale of 71,559.9 shares of Class D Preferred Stock to the JWC Group.

          (b) DOBSON PARTNERSHIP PAYMENTS TO COMPANY. The Dobson Partnership is delivering by wire transfer of immediately available funds to the Company, to the account designated by the Company on Schedule II, $4.0 million, in full consideration for the issuance and sale of 3,533.8 shares of Class D Preferred Stock to the Dobson Partnership.

          (c) ISSUANCE AND EXCHANGE OF CLASS G PREFERRED STOCK SHARES. The Company is issuing and transferring 37,853 shares of Class G Preferred Stock, having an aggregate value of $25.0 million, to the Dobson Partnership in exchange for the transfer to the Company by the Dobson Partnership of 37,853 shares of Class A Common Stock, together with duly executed stock powers.

          (d) OTHER DELIVERIES. The parties are executing and delivering or causing to be executed and delivered all other documents, instruments, opinions and certificates contemplated by this Agreement to be delivered at the Closing or necessary and appropriate in order to consummate the transactions contemplated to be consummated on the Closing Date.

     Section II.3 PAYMENT OF TRANSFER TAXES. The Company shall pay or cause to be paid at the Closing or, if due thereafter, promptly when due, all gross receipts taxes, gains taxes

(including, without limitation, real property gains tax or other similar taxes), transfer taxes, sales taxes, stamp taxes, and any other taxes, but excluding any Federal, State or local income taxes (collectively, "TRANSFER TAXES"), payable in connection with the transfer by it of any Securities.

     Section II.4 RESTRICTIVE LEGENDS. Each certificate representing Securities (including Securities originally issued hereunder or delivered upon conversion of the Class D Preferred Stock, or delivered in substitution or exchange for any of the foregoing) will bear a legend reading substantially as follows until such Securities have been sold pursuant to an effective registration statement under the Securities Act, Rule 144 under the Securities Act, or an opinion of counsel reasonably satisfactory in form and substance to the Company that such registration is not required and otherwise in full compliance with any other applicable restrictions on transfer, including those contained in this Agreement and the Stockholder and Investor Rights Agreement:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE 'ACT'), OR UNDER ANY STATE SECURITIES OR 'BLUE SKY' LAWS. SAID SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNLESS AND UNTIL REGISTERED UNDER THE ACT AND THE RULES AND REGULATIONS THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR 'BLUE SKY' LAWS OR EXEMPTED THEREFROM UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES OR 'BLUE SKY' LAWS."


                                     ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF PURCHASERS

     Each of the Dobson Partnership and JWC (on behalf of itself and the other members of the JWC Group), severally and not jointly, represents and warrants to the Company and each of the other parties, as to itself, as follows:

     Section III.1 ORGANIZATION, POWER AND AUTHORITY. (a) Each of the Purchasers, other than Purchasers who are individuals, is a corporation, limited liability company, trust, general partnership or limited partnership, or other entity, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to perform its obligations under this Agreement and the Stockholder and Investor Rights Agreement and the transactions contemplated hereby and thereby.

          (b) The execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by its Board of Directors (or equivalent body), if any and no other proceedings on its part which have not been taken (including, without limitation, approval of its stockholders, partners or members) are necessary to authorize this Agreement or to consummate such transactions.

          (c) This Agreement has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

     Section III.2 CONSENTS; NO CONFLICTS; APPROVAL. Neither the execution, delivery and performance by it of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with, or result in a breach or violation of, any provision of its organizational documents; or (b) require any Consent, other than those set forth on Schedule 3.2 or the approval of its board of directors, general partner, stockholders or similar constituent bodies; or (c) require any approvals or filings under any state "blue sky" laws or related securities laws except for any necessary post-closing filings under state laws; except in each case, where such breach or violation or the failure to obtain or give such Consent would not materially adversely affect the transactions contemplated hereby or its ability to perform its obligations hereunder.

     Section III.3 LITIGATION. There is no action, proceeding or investigation pending or, to its knowledge, threatened against it or any of its properties or assets that would be expected to have a material adverse effect on its ability to fulfill its obligations under this Agreement.

     Section III.4 FCC COMPLIANCE. The fact that it owns the interest in the Company contemplated by this Agreement will not cause the Company or its wholly owned Subsidiaries to be ineligible under FCC rules to hold PCS licenses in general or the licenses to be held by the Company's wholly owned Subsidiaries.

     Section III.5 BROKERS. It has not employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions or finder's fees in connection with this Agreement.

     Section III.6 NO DISTRIBUTION. It is acquiring the Securities to be purchased by it hereunder for the purpose of investment and not with a view to or for sale in connection with any public distribution thereof (other than in compliance with the Securities Act and all applicable state securities laws).

     Section III.7 INVESTOR ACKNOWLEDGMENTS. (a) Each Purchaser is an "accredited investor" as defined in Regulation D of the Securities Act or it has such knowledge and experience in financial and business affairs that it is capable of evaluating the merits and risks of purchasing the Securities it is purchasing hereunder and it is able to financially bear the risks thereof. Each Purchaser has (i) been provided with all suitable information in respect of the transactions contemplated hereby by the Company (or, in the case of Purchasers who are members of the JWC Group, by the Purchaser Representative) pursuant to Rule 502(b) of Regulation D of the Securities Act, (ii) has been provided with an opportunity to ask questions of, and have received answers thereto from, the Company and its representatives (or, in the case of Purchasers who are members of the JWC Group, by the Purchaser Representative) `regarding the terms and conditions of its purchase of Securities, and the Company and its proposed business generally, and (iii) has obtained all additional information requested by it to verify the accuracy of all information furnished to it in connection with such purchase.

          (b) It is not relying on and acknowledges that no representation is being made by any other Purchaser, the Company, the Dobson Partnership or any of their respective officers, employees, Affiliates, agents or representatives, except for representations and warranties expressly set forth in this Agreement, and, in particular, it is not relying on, and acknowledges that no representation is being made in respect of, (x) any projections, estimates or budgets delivered to or made available to them of future revenues, expenses or expenditures, or future results of operations and (y) any other information or documents delivered or made available to it or its representatives, except for representations and warranties expressly set forth in this Agreement.

          (c) In deciding to invest in the Company, it has relied exclusively on the representations and warranties of the Company expressly set forth in this Agreement and the investigations made by itself and its representatives and the Purchaser Representative and its representatives and the knowledge of the Purchaser Representative and its representatives of the industry in which the Company proposes to operate. Based solely on such representations and warranties of the Company and such investigations and knowledge, it or its Purchase Representative has determined that the Securities it is acquiring are a suitable investment for it.

          (d) It understands that (i) the Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Securities will bear a legend to such effect and (iv) the Company will make notations on its respective transfer books to such effect.

     Section III.8 POWER OF ATTORNEY. Each Purchaser who is a member of the JWC Group has properly executed and delivered a valid, irrevocable and effective Power of Attorney in the form of Exhibit F hereto appointing Dana Schmaltz its attorney-in-fact for the purposes of this Agreement and the Related Agreements and the transactions contemplated hereby and thereby, and such Power of Attorney is in full force and effect under the laws of the jurisdiction governing its execution and delivery and permits the attorney-in-fact to bind the relevant Purchaser as a party hereto and binds such relevant Purchaser to the terms of the Stockholder and Investor Rights Agreement.

     Section III.9 PURCHASER REPRESENTATIVE REPRESENTATIONS. (a) JWC has complied with, and is currently in compliance with, the provisions of Rule 501 of Regulation D of the Securities Act ("RULE 501") with respect to its appointment as Purchaser Representative (as defined in Rule 501) for the JWC Group, and such appointment has not been rescinded or modified in any way as to result in the non-compliance of JWC with the provisions of Rule 501.

          (b) The JWC Group does not contain more than 35 purchasers of Securities, as calculated in accordance with Rule 501.

          (c) Each member of the JWC Group who is a natural person had the legal capacity to complete and sign the Investor Questionnaire.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to each of the Purchasers as set forth in this Article IV. For the purpose of this Agreement and the exhibits and schedules hereto, references to "know" or "knowledge" of the Company shall mean (i) information actually known to any member of the Company's or any of its Subsidiaries' senior management, or (ii) information which members of the Company's senior management should have known through the exercise of reasonable diligence in the exercise of their management responsibilities.

     Section IV.1 ORGANIZATION, POWER AND AUTHORITY. (a) Each of the Company and each of its Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and proposed to be conducted. Exhibits A-1, A-2, A-3, A-4, B and C, respectively, contain a true and correct copy of its Certificate of Designation for the Class D Preferred Stock, Class E Preferred Stock, Class G Preferred Stock and Class H Preferred Stock, Restated Bylaws and Restated Certificate, as in effect on the Closing Date.

          (b) Each of the Company and each of its Subsidiaries has the requisite power and authority to execute, deliver and perform this Agreement and each of the Related Agreements to which it is a party and each other instrument, document, certificate and agreement required or contemplated to be executed, delivered and performed by it hereunder and thereunder to which it is or will be a party.

          (c) Each of the Company and each of its Subsidiaries is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary other than any such jurisdiction in which the failure to be so qualified would not have a Material Adverse Effect on the Company or such Subsidiary or materially adversely affect the transactions contemplated hereby or its ability to perform its obligations hereunder or under the Related Agreements upon their execution and delivery.

          (d) The execution and delivery of this Agreement and the Related Agreements to which it is a party by the Company and each of the Subsidiaries and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the Company and, where necessary the Board of Directors of each of the Subsidiaries and no other proceedings on the part of the Company or any Subsidiary which have not been taken (including, without limitation, approval of its shareholders) are necessary to authorize this Agreement or to consummate such transactions.

          (e) This Agreement and each of the Related Agreements to which it is a party has been duly executed and delivered by the Company and the Subsidiaries, as the case may be, and constitutes the valid and binding obligation of the Company and each of the Subsidiaries, if applicable, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

     Section IV.2 CONSENTS; NO CONFLICTS. Assuming the consummation of the transactions contemplated by the Class F Preferred Stock Documents, the Sygnet Acquisition Documents and the Sygnet PIK Preferred Stock Documents, all to be consummated concurrently with the transactions contemplated hereby, neither the execution, delivery and performance by the Company or any of its Subsidiaries of this Agreement and, upon its execution, delivery and performance, the Related Agreements to which it is a party nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a breach or violation of, any provision of the organizational documents of the Company or its Subsidiaries; (b) subject to obtaining the Consents set forth on Schedule 4.2, constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (i) any Law, or
(ii) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon the Company or any of its Subsidiaries or any of their assets (including, without limitation, the Financing Agreements); or (c) require any Consent on the part of the Company or any of its Subsidiaries, other than those set forth on
Schedule 4.2 or the approval of the Company's Board of Directors (which approval has been obtained), except in each case where such breach, violation, default, Lien, right, or the failure to obtain or give such Consent would not have a Material Adverse Effect on the Company or any of its Subsidiaries or materially adversely affect the transactions contemplated hereby, its ability to perform its obligations under the Related Agreements or the operation of the business of the Company and its Subsidiaries after the Closing Date substantially as such business of the Company and its Subsidiaries is being operated as of the Closing Date. To its knowledge, there is no fact relating to it or its Affiliates that would be reasonably expected to prevent it from consummating the transactions contemplated hereby or performing its obligations under the Related Agreements.

     Section IV.3 LITIGATION. There is no action, proceeding or investigation pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against the Company or any of its Subsidiaries or any of its or their properties or assets that would have a Material Adverse Effect on the ability of the Company to consummate the transactions contemplated hereby or to fulfill its obligations under this Agreement, or, in the case of the Company and its Subsidiaries, to operate the business of the Company and its Subsidiaries after the Closing Date, substantially as such business of the Company and its Subsidiaries is being operated as of the Closing Date or which seeks to prevent or challenge the transactions contemplated hereby. There is no judgment, decree, injunction, rule or order outstanding against the Company which would limit in any material respect the ability of the Company or its Subsidiaries taken as a whole to operate the business of the Company and its Subsidiaries in the manner currently contemplated.

     Section IV.4  REGULATORY COMPLIANCE.

          (a) The Company and its Subsidiaries have all FCC Licenses and orders of Governmental Authorities necessary to enable the Company and its Subsidiaries to conduct the business of the Company and its Subsidiaries, substantially as conducted as of the Closing Date (the "Company Licenses"). The Company Licenses are in full force and effect except where the failure would not result in a Material Adverse Effect, and the conduct of the business or operations of the Company and its Subsidiaries is in accordance with the Company Licenses in all material respects. The Company has no reason to believe that the Company Licenses will not be renewed by the FCC or other granting authority in the ordinary course.

          (b) Each of the Company and the Subsidiaries has filed with the FCC and all Governmental Authorities all material reports, documents, instruments, information and applications required to be filed pursuant to the FCC's rules, regulations and requests and the rules, regulations and requests of such Governmental Authorities. No notice has been issued by the FCC or any Governmental Authority which could permit, or after notice or lapse of time or both could permit, revocation or termination of any Company License prior to the expiration dates thereof or which could reasonably be expected to result in any other material impairment of any of the Company's or the Subsidiaries' rights thereunder and which could reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

          (c) Each of the Company and its Subsidiaries has complied and is currently in compliance with each law, regulation, ordinance and code promulgated by any Federal, state, local or foreign governmental authority applicable to the operation, conduct or ownership of the property or business of the Company and the Subsidiaries (including without limitation those relating to the offering and sale of securities, communications, environmental protection, occupational safety and health, equal employment practices, antitrust, consumer protection, and employee benefits and pensions), except where such failure to comply with any such law, regulation, ordinance or code could not reasonably be expected to have, in the aggregate with all such failures, a Material Adverse Effect.

          (d) There is not issued, outstanding or pending any Notice of Violation, Notice of Apparent Liability, Order to Show Cause, material complaint or investigation by or before the FCC or any Governmental Authority which could materially threaten or materially adversely affect any of the Company Licenses or which could reasonably be expected to result, singly or in the aggregate, in any Material Adverse Effect.

     Section IV.5 BROKERS. Neither the Company nor any of its Subsidiaries has employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions or finder's fees in connection with this Agreement.

     Section IV.6 FINANCIAL STATEMENTS. The Company has furnished to the Purchasers (i) its audited consolidated financial statements for the fiscal years ended 1997, 1996 and 1995 (including all management letters, if any, issued in connection therewith) consisting of the audited consolidated balance sheets, income statements, cash flow statements and statements of stockholders' equity for each such fiscal year, and (ii) its unaudited consolidated quarterly financial statements for the quarters ending March 31, June 30, and September 30, 1998, consisting of the unaudited consolidated balance sheets, income statements and cash flow statements for each such quarter (all of the preceding financial statements being, collectively, the "FINANCIAL STATEMENTS". The Financial Statements are accurate and complete, consistent with the books and records of the Company, have been prepared in accordance with GAAP, consistently applied, and fairly present in all material respects the financial position of the Company and its Subsidiaries and the results of its operations and cash flows and financial position for the periods covered thereby, except, in the case of the unaudited Financial Statements, for normal year-end adjustments and the omission of certain footnote disclosures.

     Section IV.7 SEC DOCUMENTS. (a) The Purchasers have been provided by the Company with true and complete copies of each SEC Document on its behalf or on behalf of any of its Subsidiaries filed with the SEC since January 1, 1998 which are all the documents (other than preliminary material) that the Company has been required to file with the SEC since such date. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act applicable to the SEC Documents. None of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The financial statements of the Company included in the SEC Documents referred to in Section 4.7(a) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects (subject, in the case of unaudited statements, to normal annual footnotes and year-end audit adjustments) the respective consolidated financial positions of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of operations and cash flows and changes in financial condition for the periods then ended.

     Section IV.8 MATERIAL ADVERSE CHANGE. Since December 31, 1997, the business of the Company and its Subsidiaries has been conducted in the ordinary course and in substantially the same manner as previously conducted and, to the extent that any of the following would produce a Material Adverse Effect, there has not been (i) any adverse change in its financial performance or results of operations; (ii) any damage, destruction or loss, whether covered by insurance or not, adversely affecting the properties or business of the Company and its Subsidiaries taken as a whole; (iii) any declaration, setting aside or payment of any dividend or distribution in respect of the capital stock of the Company or any redemption or acquisition of such stock by the Company; (iv) any increase in the compensation payable or to become payable by the Company or its Subsidiaries to any of their officers or key employees other than increases in the ordinary course of business; (v) any adoption of, or increase in, any bonus, incentive compensation, pension, profit sharing, retirement, insurance, medical reimbursement or other employee benefit plan, payment or arrangement made to, for or with any officers or key employees of the Company and its Subsidiaries, other than increases made in the ordinary course of business consistent with prior practice; (vi) any sale or other disposition of any assets, including, without limitation, Intellectual Property, other than sales or other dispositions made in the ordinary course of business and sales or other dispositions which individually or in the aggregate are not material to the operations of the Company and its Subsidiaries taken as a whole; (vii) any write-offs or write-downs of accounts receivable by the Company or its Subsidiaries other than in the ordinary course of business and consistent with prior practice; (viii) any borrowings by the Company or its Subsidiaries other than in the ordinary course of business and as contemplated by the Financing Agreements; (ix) any change in its accounting principles or methods; or (x) any agreement by the Company or any of its Subsidiaries to take any action described in this Section 4.8. Since December 31, 1997, (i) except pursuant to the Financing Agreements, the Company has not issued any notes, bonds or other debt securities or any securities, convertible, exchangeable or exercisable for any capital stock or equity securities of the Company, and (ii) except under the Financing Agreements, mortgaged or pledged any of its properties or assets or subjected them to any Lien, except Liens for current property taxes not yet due and payable.

     Section IV.9 CAPITALIZATION. Schedule 4.9 hereto sets forth the stockholders of the Company as of the Closing Date. As of the Closing Date, after giving effect to the filing of the Restated Certificate, the authorized capital stock of the Company will consist of (i) 1,500,000 shares of Common Stock, comprising 1,438,000 shares of Class A Common Stock, of which 491,954 shares are issued and outstanding, 31,000 shares of Class B Common Stock, of which 28,934 shares are subject to options which have been granted but not exercised, and 31,000 shares of Class C Common Stock, of which no shares are issued and outstanding, and (ii) 2,500,000 shares of preferred stock, par value $1.00 per share, comprising (A) 550,000 shares of Senior PIK Preferred Stock, of which 185,513 shares are issued and outstanding, (B) 180,000 shares of Sygnet PIK Preferred Stock, of which 64,646 shares are issued and outstanding, (C) 150,000 shares of Class A Preferred Stock, of which 100,000 shares are issued and outstanding, (D) 90,000 shares of Class D Preferred Stock, of which 75,093.7 shares are issued and outstanding, (E) 405,000 shares of Class E Preferred Stock, of which zero shares are issued and outstanding, (F) 205,000 shares of Class F Preferred Stock, of which 30,000 shares are issued and outstanding, (G) 62,000 shares of Class G Preferred Stock, of which 37,853 shares are issued and outstanding, and (H) 62,000 shares of Class H Preferred Stock, of which no shares are issued and outstanding. The record and beneficial owners of such outstanding shares of Common Stock and Preferred Stock, as of the Closing Date, after giving effect to the transactions contemplated hereby, are set forth on Schedule 4.9. On the Closing Date, after giving effect to the transactions contemplated hereby, there will not be any existing options, warrants, securities, calls, subscriptions, or other rights, or other agreements or commitments, obligating the Company to issue, transfer or sell any shares of capital stock of the Company, except for shares of Common Stock issuable (i) pursuant to the New Company Stock Option Plan, (ii) the Logix Communications 1998 Stock Option Plan, (iii) upon the conversion of the Class D Preferred Stock and the Class G Preferred Stock and (iv) upon the exercise of the Class F Preferred Stock Warrants, in each case as set forth on Exhibit I hereto.

     Section IV.10 SHARES. The shares of Class D Preferred Stock (and the Class A Common Stock and Class E Preferred Stock, Logix Communications Common Stock or other capital stock issued upon conversion, exchange, as a distribution or otherwise in respect of the Class D Preferred Stock) and Class G Preferred Stock (and any Class H Preferred or other capital stock issued upon conversion, exchange, as a distribution or otherwise in respect of the Class G Preferred Stock) being issued to the Purchasers hereunder, when issued and paid for pursuant to the terms of this Agreement will be duly authorized, validly issued, fully paid and nonassessable, and will be free of any Liens caused or created by the Company.

     Section IV.11 NO UNDISCLOSED LIABILITIES; SUBSIDIARIES. As of the date hereof before giving effect to the transactions contemplated hereby, the Financing Agreements and the Sygnet Acquisition, the Company has no material indebtedness or liability of any nature whatsoever, absolute or contingent, liquidated or unliquidated. The Company owns all of the outstanding shares of capital stock of each of its Subsidiaries, free and clear of any Liens, except Permitted Liens and Liens granted to the lenders under the Credit Agreements pursuant to the Credit Documents. Schedule 4.11 contains a complete list of the Company's direct and indirect Subsidiaries as of the date hereof. Except in accordance with the Logix Communications 1998 Stock Option Plan, no equity securities of any Subsidiary of the Company are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible or exchangeable into, shares of any capital stock of any Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any such Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional share of its capital stock. Except for the Liens of the lenders under the Credit Agreements, all of such shares so owned, are owned directly and are nonassessable and are owned free and clear of any Lien with respect thereto.

     Section IV.12 OFFERING OF SECURITIES. (a) Neither the Company nor anyone acting on its behalf has offered the Class A Common Stock being sold by it hereunder or any similar equity securities of the Company for sale to, or solicited any offers to buy such shares of Class A Common Stock or any similar equity securities of the Company from, any Person, other than JWC.

          (b) Neither the Company nor anyone acting on its behalf will, directly or indirectly, take any action which might subject the offering, issuance or sale of the Class A

Common Stock being sold by it hereunder to the registration and prospectus delivery requirements of Section 5 of the Securities Act.

          (c) Assuming the accuracy of the representations and warranties of the Purchasers contained in Sections 3.6 and 3.7 and in the Investor Questionnaires (in the case of the JWC Group), each of the offering and sale of shares of Preferred Stock under this Agreement to the Purchasers complies with all applicable requirements of Federal and state securities laws.

     Section IV.13 USE OF PROCEEDS. The Company shall use the net cash proceeds of its sale of the Securities being sold by it hereunder to finance a portion of the Sygnet Acquisition.

     Section IV.14 TITLE TO PROPERTIES; LIENS; ENCUMBRANCES; INSURANCE. The Company and its Subsidiaries have marketable title to all of their respective real properties in fee simple absolute (except for leasehold interests, in which event the entity directly holding such interest has a valid leasehold interest) and have marketable title to all of their respective other properties and assets (except for leased properties and assets, in which case the lessee has a valid leasehold interest) material to the business subject only to (i) statutory Liens arising or incurred in the ordinary course of business with respect to which the underlying obligations are not delinquent or the validity of which is being contested in good faith by appropriate proceedings, (ii) Liens for taxes not yet delinquent or the validity of which is being contested in good faith by appropriate proceedings, (iii) Liens pursuant to the Financing Agreements, and (iv) Liens and defects in title except as would not have a Material Adverse Effect. The Company and its Subsidiaries maintain insurance in such amounts and of such character as is consistent with industry practice and reasonable for the conduct of the business of the Company and its Subsidiaries.

     Section IV.15 MATERIAL CONTRACTS. None of the Company and its Subsidiaries is in default of any provision under or has failed in the performance of any of its obligations under any material contract, except for defaults which would not have a Material Adverse Effect and each material contract is in full force and effect and is a legal, valid and binding obligation of the Company or its Subsidiaries, as the case may be, enforceable against it in accordance with its terms. To the knowledge of the Company and its Subsidiaries, no party to any material contract is in default under any material contract. No event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by any of the Company or its Subsidiaries under any material contract or, to the best knowledge of the Company, by any other party thereto, except for defaults which would not have a Material Adverse Effect.

     Section IV.16 EMPLOYEE PLANS. For purposes of this Section 4.16, an "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that, together with the Company, would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA. The

Company, its Subsidiaries, their ERISA Affiliates and each Employee Plan are in substantial compliance in all respects with the applicable provisions of ERISA and the Code and the regulations thereunder. No "reportable event" (as described in ERISA and the regulations thereunder) has occurred with respect to any employee benefit plan, program or arrangement, whether or not subject to ERISA, pension, profit-sharing, health, welfare, severance, bonus, incentive plan, program or arrangement to which the Company or any Subsidiary is a party or by which any of them are bound or under which any of them have, or within the last five years, had any liability (the "EMPLOYEE PLANS"), which reportable event could subject the Company and its Subsidiaries to any material liability. Each Employee Plan intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. Each Employee Plan intended to satisfy the requirements of Section 501(c)(9) has satisfied such requirements. No amounts payable under the Employee Plans will fail to be deductible for federal income tax purposes by virtue of Section 162(a)(1), 162(m) or 280G of the Code. The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer. No liability to the Pension Benefit Guaranty Corporation (the "PBGC") has been incurred, or is expected to be incurred, by any of the Company and its Subsidiaries or any other person with respect to any Employee Plan of the Company and its Subsidiaries, other than liability for insurance premiums which are not in default. The Company does not know of any event or condition which presents a substantial risk of termination of any such Employee Plan by the PBGC, nor does it have notice or knowledge that any proceedings for termination or partial termination of any such plan have been instituted by the PBGC, where such termination or partial termination would result in any material liability to the Company or any member of its "controlled group" (as defined in ERISA). With respect to any pension plan (other than a multiemployer plan or a multiple employer plan) that is an Employee Plan, the present value (determined on the basis of actuarial assumptions used for purposes of determining ongoing contributions to such plan) of the accrued benefits under each such plan did not, as of the last annual valuation date, exceed the fair market value of the assets of each such plan available for the payment of such benefits and nothing has occurred prior to the date hereof which could reasonably be expected to cause such present value to exceed the value of such assets. Neither the Company nor any Subsidiary has incurred any liability which remains unpaid to any multiemployer plan within the last three years, other than liability for contributions which are not in default. For purposes of this Section 4.16, the term "multiemployer plan" shall have the meaning set forth in Section 4001 of ERISA and the term "multiple employer plan" shall mean a plan referred to in Section 4063 of ERISA. There are no other related entities other than the Subsidiaries.

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

     Section IV.17 LABOR MATTERS. Since December 31, 1997, to the best knowledge of the Company, there has been no strike or labor dispute between the Company and its Subsidiaries, on one hand, and any group of employees, on the other hand which would result in a Material Adverse Effect. No employees of the Company and its Subsidiaries are the subject of any collective bargaining agreement.

     Section IV.18 TAXES. Federal income tax returns of the Company and its Subsidiaries have been closed through the fiscal year ended December 31, 1997. (i) The Company and its Subsidiaries have filed or been included in, and will, before the Closing Date, file or be included in, all returns, declarations and reports and information returns and statements required to be filed by them before the Closing Date relating to any Taxes (as defined below) with respect to any income, properties or operations of the Company or any of its Subsidiaries before the Closing Date (collectively, "RETURNS") and all such Returns were, or are, correct and complete in all material respects;
(ii) the Company and its Subsidiaries have timely paid or made provision for all Taxes that have been shown as due and payable on the Returns that have been filed and are not delinquent in the payment of any amount of Taxes attributable to settlements with governmental authorities; (iii) the charges, accruals and reserves (the "TAX ACCRUAL") for Taxes (including deferred taxes) currently reflected on the books of the Company and its Subsidiaries are and will be as of the Closing Date adequate in accordance with generally accepted accounting principles to cover all unpaid Tax liabilities accruing or payable by the Company and its Subsidiaries in respect of periods that end before the Closing Date and for any periods that begin before the Closing Date and end after the Closing Date to the extent such Taxes are attributable to the portion of any such period ending at the Closing Date (determined on a closing of the books method); (iv) neither the Company nor any of its Subsidiaries has requested any extension of time within which to file any Return, which Return has not since been filed; (v) no deficiency for any amount of Taxes has been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries; (vi) neither the Company nor any of its Subsidiaries has granted any extension of the limitation period applicable to any Tax claims; (vii) neither the Company nor any of its Subsidiaries is or has been a party to any tax sharing agreement with any corporation which, as of the Closing Date, is not a member of the affiliated group of which the Company is a member; (viii) neither the Company nor any of its Subsidiaries has made any election under Section 341(f) of the Code; (ix) neither the Company nor any of its Subsidiaries has agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method initiated by the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries has any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method; (x) neither the Company nor any of its Subsidiaries has filed with respect to any item a disclosure statement pursuant to Section 6661 of the Code or any comparable disclosure with respect to foreign, state and/or local tax statutes and (xi) the Company has not, for the 5-year period preceding the Closing Date, been a United States real property holding corporation within the meaning of Section 897(c)(2) of the

Code. The term "Tax" or "Taxes" means with respect to any person a net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, transfer, occupation, premium, property or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any jurisdiction or other taxing authority (domestic or foreign) on such person.

     Section IV.19 AFFILIATE TRANSACTIONS. Except as set forth on Schedule 4.19, as of the date of this Agreement, there are no existing agreements, understandings or arrangements between the Company or any Subsidiary, on the one hand, and any of its stockholders or any of their respective Affiliates, on the other hand, other than transactions in the ordinary course of business, or transactions involving amounts less than $500,000 provided, however that it is contemplated that the Company and its Subsidiaries may lease on an arms-length basis a commercial property from Affiliates of the Dobson Partnership.

     Section IV.20 SOLVENCY; ADEQUATE CAPITAL. Following the sale of the Securities to the Purchasers, the Company will have adequate capital and surplus in order to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement and the Related Agreements (including the exchange and conversion of Class D Preferred Stock for and into Class A Common Stock and Class E Preferred Stock and the issuance of Logix Communications Common Stock upon the occurrence of the Logix Communications Spin-Off, the exchange and conversion of Class G Preferred Stock for and into Class H Preferred Stock, the issuance of Class F Preferred Stock Warrant Shares upon the exercise of the Class F Preferred Stock Warrants), and the Company and its Subsidiaries will be able to pay their respective debts as they become due.

     Section IV.21 INTELLECTUAL PROPERTY. (a) The Company or one of its Subsidiaries owns, or has a valid right to use, free and clear of all Liens (except Liens pursuant to the Financing Agreements and to the FCC), all Intellectual Property that is material to the conduct of its business as presently conducted or as planned to be conducted. To the best of the Company's knowledge, all Intellectual Property used by the Company or any of its Subsidiaries is subsisting, in full force and effect, has not been cancelled, expired or abandoned, and is valid and enforceable.

          (b) The conduct of the Company's and its Subsidiaries' business as currently conducted or planned to be conducted does not infringe in any material respect upon (either directly or indirectly) any Intellectual Property rights of any third party. There is no pending or, to the best of the Company's knowledge, threatened claim, suit, arbitration or other adversarial proceeding (i) alleging that the conduct of the Company's or any of its Subsidiaries' business does or will violate or constitute the unauthorized use of any third party's Intellectual Property rights, or (ii) challenging the ownership, use, validity or enforceability of any Intellectual Property owned by the Company or any of its Subsidiaries which, if adversely determined, would have a Material Adverse Effect.

          (c) To the best of the Company's knowledge, no third party is misappropriating, infringing, diluting or violating any Intellectual Property right owned or used by the Company or any of its Subsidiaries in any material respect, and no such claims, suits, arbitrations or other adversarial proceedings have been brought by the Company or any of its Subsidiaries which remain unresolved.

          (d) The Company has provided or made available to JWC or its representatives true and complete copies of all material license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements and covenants not to sue to which the Company or one of its Subsidiaries is a party and which (i) grant or obtain any right to use or practice rights under any Intellectual Property, or (ii) restrict the Company's or any Subsidiary's rights to use any Intellectual Property (collectively, the "License Agreements"). To the best of the Company's knowledge, the License Agreements are valid and binding obligations of all parties thereto, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by any party under such License Agreements, except for such defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

          (e) To the best of the Company's knowledge, no current or former partner, director, officer or employee of the Company or any of its Subsidiaries (or any of their respective predecessors in interest) will, after giving effect to the transactions contemplated herein, own or retain any rights in or to any of the Intellectual Property owned or used by the Company. To the best of the Company's knowledge, no Trade Secret has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement, the disclosure of which would have a Material Adverse Effect. To the best of the Company's knowledge, no party to any non-disclosure agreement relating to its Trade Secrets is in breach or default thereof, which would have a Material Adverse Effect.

          (f) The consummation of the transactions contemplated hereby will not result in the loss or impairment of the Company's or any of its Subsidiaries' rights to own or use any of the Intellectual Property, nor will it require the consent of any Governmental Authority or third party in respect of such Intellectual Property.

     Section IV.22 ENVIRONMENTAL COMPLIANCE. To the knowledge of the Company, except as disclosed in the Environmental Reports and except as would not have a Material Adverse Effect:

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

          10 The Company and its Subsidiaries have not received any notice whether from a Governmental Authority, citizens' group, employee or otherwise alleging that the Company or any of its Subsidiaries is not in compliance with Environmental Laws.

          20 There is no Environmental Claim pending or threatened against the Company or any of its Subsidiaries or against any Person whose liability the Company has assumed by contract or by law.

          30 There are no conditions that would reasonably form the basis of any Environmental Claim against the Company or any of its Subsidiaries or against any Person whose liability the Company has assumed by contract or by law.

          40 The Company has delivered or otherwise made available for inspection to the Purchasers true, complete and correct copies of the Environmental Reports identified in Schedule 4.22 hereto.

     Section IV.23 DISCLOSURE REPRESENTATION. No representations or warranties by the company in this Agreement and no statement of the Company contained in any document (including, without limitation, the Financial Statements and the exhibits and schedules attached hereto) or certificate furnished or to be furnished by the Company to the Purchasers or any of their representatives pursuant to the provisions hereof or in connection with any of the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

     Section IV.24 YEAR 2000. Any reprogramming required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of computer systems and other equipment containing embedded microchips, in either case owned or operated by the Company and/or its Subsidiaries or used or relied upon in the conduct of its business (including any such systems and other equipment supplied by others or with which the computer systems of the Company or its Subsidiaries interface), and the testing of all such systems and other equipment as so reprogrammed, will be completed by December 31, 1999. The costs to the Company that have not been incurred as of the date hereof for such reprogramming and testing and for the other reasonably foreseeable consequences to them of any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to have a Material Adverse Effect. Except for any reprogramming referred to above, the computer systems of the Company and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue to be, sufficient for the conduct of its business as currently conducted.

                                   ARTICLE V

                                   COVENANTS

     The Company covenants that so long as each Purchaser holds Class D Preferred Stock or Class E Preferred Stock or Class A Common Stock received upon conversion thereof representing at least 35% of such Purchaser's investment in such Class D Preferred Stock or Class E Preferred Stock or
Class A Common Stock as of the Closing, the Company will comply, and the Company will cause each of the Subsidiaries to comply, with the following provisions unless otherwise consented to in writing by each of the Purchasers:

     Section V.1 RECORDS AND ACCOUNTS. Each of the Company and the Subsidiaries will keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and in all other respects consistent with industry practices.

     Section V.2 EXISTENCE; RELATED SECURITIES; MAINTENANCE OF PROPERTIES. Each of the Company and the Subsidiaries will preserve and keep in full force and effect and in good standing its corporate or partnership existence, as the case may be, rights and franchises except for any combination or merger with and into the Company or a Subsidiary or where the failure to do so would not have a Material Adverse Effect.

     Section V.3 INSURANCE. Each of the Company and the Subsidiaries will maintain with financially sound and reputable insurance companies, funds or underwriters insurance of the kinds, covering the risks and in the relative proportionate amounts usually carried by reasonable and prudent companies conducting businesses similar to that of the Company and the Subsidiaries, except where the failure to do so would not have a Material Adverse Effect.

     Section V.4 TAXES. Each of the Company and the Subsidiaries will pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all Taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies, which if unpaid might by law become a Lien upon any of their properties and would have a Material Adverse Effect; PROVIDED, HOWEVER, that any such Tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Company or the applicable Subsidiary shall have set aside on its books adequate reserves with respect thereto; and PROVIDED,

FURTHER, that the Company and the applicable Subsidiary will pay or cause to be paid all such Taxes, assessments, charges, levies or claims forthwith upon the commencement of foreclosure on any Lien which may have attached as security therefor.

     Section V.5 INSPECTION OF PROPERTIES AND BOOKS. Each of the Company and the Subsidiaries shall permit each Purchaser or any of its designated representatives, at the Company's cost, to visit and inspect any of its properties, to examine its books of account (and to make copies thereof and extracts therefrom), and to discuss its affairs, finances and accounts with, and to be advised as to the same by, officers or partners of such Persons, all at such times and intervals as such Purchaser may reasonably request.

     Section V.6  COMPLIANCE WITH LAWS, CONTRACTS, LICENSES AND PERMITS.
Each of the Company and the Subsidiaries will comply in all material respects with (a) all FCC laws and regulations, all Oklahoma Corporations Commission laws and regulations and all other material laws and regulations wherever its business is conducted, (b) the provisions of its Restated Certificate and Restated Bylaws, (c) all other material agreements and instruments by which it or any of its properties may be bound (including, without limitation, the Related Agreements and the agreements, documents and instruments executed and delivered by it in connection with the Financing Agreements), (d) all applicable decrees, orders and judgments, and (e) all required FCC and Oklahoma Corporations Commission approvals, permits and licenses and all other material approvals, permits and licenses, if, in the case of clauses
(a), (c) and (e), the failure to comply would have a Material Adverse
Effect.

     Section V.7 EMPLOYEE BENEFIT PLANS. Neither the Company nor any ERISA Affiliate will:

          (a)  engage in any "prohibited transaction" within the meaning of
     Section 406 of ERISA or Section 4975 of the Code;

          (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived;

          (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Company or any of the Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

          (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, if, in each such case, such action or failure would have a Material Adverse Effect.

The Company will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to each of the Purchasers a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan, and (ii) promptly upon receipt or dispatch, furnish to each Purchaser any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Section 4041A, 4202, 4219, 4242 or 4245 of ERISA.

     Section V.8 FURTHER ASSURANCES. Each of the Company and the Subsidiaries will cooperate with the Purchasers and execute such further instruments and documents as the Purchasers shall reasonably request to carry out to the satisfaction of the Purchasers the transactions contemplated by this Agreement or any other Related Agreement.

     Section V.9 DISTRIBUTIONS. The Company shall not make any distribution except (a) repurchases of management, employee or consultant stock and options pursuant to contractual rights, PROVIDED, that no such repurchases shall exceed $500,000 in any fiscal year or in any event $1,500,000 in the aggregate (other than stock and options owned, directly or indirectly, by members of the Dobson family unless approved by two of the directors selected in clauses (i) and (iii) of Section 3.1(a) of the Stockholder and Investor Rights Agreement; PROVIDED, HOWEVER, that in the event that the two directors in clause (iii) thereof have been selected by the Dobson Partnership without the approval of JWC, then the consent of the director designated by JWC in clause (i) of Section 3.1(a) thereof shall be required to approve the repurchase), (b) the sale or redemption of up to $25.0 million in aggregate principal amount by Dobson Partnership of Company securities, plus any accrued and unpaid dividends thereon, in one transaction or a series of transactions; PROVIDED that no financing or refinancing by the Company in connection with any such redemption or sale may have an interest rate in excess of 14% per annum (the "Rate Cap"); and PROVIDED FURTHER that after the first anniversary of the date hereof, the Rate Cap will not apply to any financing or refinancing to the extent that the Company has met or exceeded its EBITDA projections as set forth in the budget attached as Exhibit D hereto for the previous four fiscal quarters, (c) required distributions in respect of Sygnet PIK Preferred Stock and Class F Preferred Stock (and related warrants and warrant shares) issued in connection with the Sygnet Acquisition, (d) distributions provided by the Restated Certificate, (e) distributions required or permitted by the Stockholder and Investor Rights Agreement, including the put and call provisions therein, and (d) the Logix Communications Spin-Off.

     Section V.10 MERGER, CONSOLIDATION, SALE OF ASSETS OR OTHER DISPOSITIONS. Neither the Company nor any Subsidiary will become a party to any merger or consolidation, or sell, lease, sublease or otherwise transfer or dispose of any shares of or other equity interests in a Subsidiary or any substantial portion of its assets, rights and licenses to any Person, or turn over the management of, or enter into any management contract with respect to, any of its assets, properties, rights or licenses, whether directly or indirectly or in a single transaction or a series of related transactions, without the approval by a vote of 50.1% of the Board of Directors, or, in the case of any such transaction involving 10% or more of the Company's consolidated assets as of the end of the most recently completed fiscal quarter, the unanimous approval by the Company Board of Directors, provided, that the foregoing will not apply to (a) any pledges, Liens or security interests in connection with Company financing, (b) any merger, consolidation, sale, lease, sublease, transfer or disposition solely among or involving the Company and/or its Subsidiaries, (c) the Logix Communications Spin-Off, (d) management stock options and incentives approved by the Company's Board of Directors, (e) sale of Sygnet PIK Preferred Stock and Class F Preferred Stock (and related warrants and warrant shares) issued in connection with the Sygnet Acquisition, and (f) transactions in the ordinary course of business.

     Section V.11 SALE AND LEASEBACK OF PROPERTY. Neither the Company nor any Subsidiary will enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, whether real, personal or a combination thereof, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property, without the approval by a vote of 50.1% of the Board of Directors, or, in the case of any such transaction involving 10% or more of the Company's consolidated assets as of the end of the most recently completed fiscal quarter, the unanimous approval by the Company Board of Directors, PROVIDED that no such approval shall be required in connection with the sale and leaseback by the Company or any Subsidiary of cellular towers owned by Sygnet Communications, Inc. prior to its acquisition by the Company

     Section V.12 INVESTMENTS. The Company will not, and will not permit any Subsidiary to, have outstanding or acquire or commit itself to acquire or hold any investment except investments in: (a) marketable direct obligations issued or guaranteed by the United States of America which mature within one year from the date of acquisition thereof or which are subject to a repurchase agreement, exercisable within 90 days from the date of acquisition of such agreement, with any commercial bank or trust company incorporated under the laws of the United States of America or any State thereof or the District of Columbia, (b) commercial paper maturing within one year from the date of acquisition thereof and having, at the date of acquisition thereof, the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Services, Inc., (c) bankers' acceptances eligible for rediscount under Federal Reserve Board requirements accepted by any commercial bank or trust company referred to in clause (a) hereof, (d) certificates of deposit maturing within one year from the date of acquisition thereof issued by any commercial bank or trust company referred to in clause (a) hereof and having capital and surplus of at least $500,000,000, (e) certificates of deposit issued by banks organized under the laws of any other jurisdiction, each having combined capital and surplus of not less than $500,000,000, (f) investments by the Company and each Subsidiary existing on the date of this Agreement, (g) investments by the Company and its Subsidiaries in the Company or in Subsidiaries of the Company, (h) investments up to $25,000,000 in aggregate, and (i) investments permitted by the Company's Financing Agreements.

     Section V.13 MERGER, CONSOLIDATION OR OTHER ACQUISITIONS. Neither the Company nor any Subsidiary shall directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person without the approval of 50.1% of the Board of Directors, or, in the case of any such transaction involving 10% or more of the Company's consolidated assets as of the end of the most recently completed fiscal quarter, the unanimous consent of the Board of Directors, provided, that the foregoing will not apply to (a) any merger, consolidation or acquisition solely among or involving the Company and/or its Subsidiaries, (b) capital expenditures or capital projects approved by the Board of Directors, and (c) transactions in the ordinary course of business.

     Section V.14 SELL-DOWN OF JWC COMMON STOCK. The JWC Common Stock shall be converted at JWC's option on a dollar-for-dollar basis into shares of Class D Preferred Stock (valued at a purchase price of $1131.92 per share of Class D Preferred Stock) in the event that (i) JWC has not received a commitment reasonably satisfactory to JWC to purchase up to $33.3 million of JWC's initial investment in Class D Preferred Stock and JWC Common Stock for an amount equal to JWC's purchase price of such Securities hereunder plus the value of any accrued and unpaid dividends thereon, within two months of the Closing or (ii) JWC has not sold such percentage of securities within three months of the Closing; PROVIDED that JWC shall have notified the Company of its election to convert pursuant to this Section 5.14 within 120 days of the Closing. If the JWC Common Stock is converted into Class D Preferred Stock pursuant to this paragraph, for purposes of determining accrued dividends, the effective date of such conversion shall be the Closing Date.

                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS

     The Company hereby agrees that so long as any shares of the Preferred Stock or any shares of the Common Stock are held by any Purchaser, it will comply with, and it will cause each Subsidiary to comply with, the following provisions:

     Section VI.1 ANNUAL STATEMENTS. (a) As soon as available and in any event within 90 days after the close of each fiscal year of the Company, the Company will deliver to each Purchaser audited consolidated and unaudited consolidating balance sheets and statements of income and retained earnings and of cash flows of the Company audited by Arthur Andersen, L.L.P. or any other public accounting firm selected by the Company and reasonably acceptable to the Purchasers, showing the financial condition of the Company as of the close of such fiscal year and the results of the Company's operations during such fiscal year, all on a consolidated basis.

          (b   Each of the financial statements delivered pursuant to this
SECTION 6.1 shall be certified without qualification by the applicable accounting firm to have been prepared in accordance with GAAP consistently applied.

     Section VI.2 QUARTERLY STATEMENTS. Within forty-five (45) days after the end of each quarter, the Company will deliver to each Purchaser consolidated and consolidating unaudited balance sheets and statements of income and retained earnings and of cash flows of the Company as of the end of each such quarter and for the period of the then current fiscal year to the end of such month, and presenting on a comparative basis the corresponding figures for such period in the preceding fiscal year and the then current Budget (as defined below), in each case by region, certified by the Chief Financial Officer of the Company to be true and correct and to have been prepared in accordance with GAAP subject to normal year-end adjustments described in reasonable detail.

     Section VI.3 BUDGETS AND OTHER REPORTS. (a) The Company will deliver to the Purchasers, prior to the commencement of each fiscal year project spending and capital budgets for the five immediately succeeding fiscal years, projected monthly statements of income and cash flow for such fiscal years (the "Budget"), projected quarterly balance sheets for such fiscal years and as soon as practical after preparation thereof, complete and correct copies of all quarterly (if any) or annual budgetary analyses or forecasts of the Company and the Subsidiaries in the form customarily prepared by management for its own internal use or the use of the Company. The Company and the Purchasers shall once each calendar year, conduct an annual off-site meeting to review the Company's projections and business plans with respect to such fiscal year and the immediately succeeding four fiscal years.

          (b) The Company shall also furnish to each Purchaser (i) within five (5) days of the Company's receipt thereof, copies of all management letters of the Company's accountants; (ii) within five (5) days of the Company's receipt thereof, notice with respect to any material pending or threatened litigation to which the Company or any Subsidiary is or may become a party; (iii) within five (5) days of the Company's receipt thereof, notice of any default or event of default with respect to any material agreement to which the Company or any Subsidiary is a party; (iv) within five (5) days of the filing thereof, copies of all material filings made by or on behalf of the Company or any Subsidiary with any governmental regulatory agency; and (v) such other information as any Purchaser may reasonably request from time to time.

          (c) Within thirty (30) days after the end of each calendar month, the Company will deliver to each Purchaser monthly and year-to-date summaries, in a form and to the same extent prepared by the Company management on a consolidated basis broken down for each market in which the Company or any Subsidiary operates any System compared on a monthly and year-to-date basis to the Company's Budget, of the following: (a) number of Pops, (b) number of subscribers, (c) gross activations, (d) net activations,
(e) deactivations (and setting forth the reason therefor), (f) acquisition cost per gross activation, (g) average monthly revenue per subscriber, (h) total number of roaming minutes, (i) total roaming revenue and (j) any other reasonable information which the Purchasers may request from time to time.

                                  ARTICLE VII

                         ADDITIONAL CLOSING DELIVERIES

     Section VII.1 DELIVERIES AT CLOSING. At the Closing, each of the following deliveries shall be made:

          (a) The Stockholder and Investor Rights Agreement shall have been executed and delivered by the parties thereto and each shareholder shall have performed in all material respects all agreements contained therein required to be performed by it at or before the Closing.

          (b) The Purchasers shall have received a copy, certified by its duly authorized officer to be true and complete as of the Closing Date, of the Restated Bylaws thereof, and (b) a certificate, dated not more than ten days prior to the Closing Date, of the relevant governmental authority or other appropriate official of the State of Oklahoma and of each state in which it is qualified to do business, as to such Person's corporate good standing or qualification to do business, as the case may be. The Purchasers shall have received from the Company an incumbency certificate, dated the Closing Date, signed by a duly authorized officer thereof and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of the Company, this Agreement and each Related Agreement to which the Company is or is to become a party on or prior to the Closing Date.

          (c) The Purchasers shall have received from the Company copies certified by the

     Secretary or Assistant Secretary thereof to be true and complete as of the Closing Date, of the records of all corporate action taken to authorize the execution, delivery and performance of this Agreement and each Related Agreement to be executed on or prior to the Closing Date to which the Company is a party.

          (d)  The Purchasers shall have received legal opinions from each of
     (i) McAfee and Taft, (ii) Mayer, Brown & Platt, special New York counsel to the Company, and (iii) Wilkinson, Barker, Knauer & Quinn, LLP, FCC counsel to the Company, in form and substance reasonably satisfactory to Purchasers.

          (e) The Purchasers shall have received an executed copy of the Fleet Purchase Agreement.

          (f) On the Closing Date, JWC shall have received the JWC Transaction Fee.

          (g) The Company shall have received an opinion of Skadden, Arps, Meagher, Slate & Flom, LLP, special counsel to the JWC Group, in form and substance reasonably satisfactory to the Company.

          (h) The Company shall have received an executed Investor Questionnaire from each Purchaser who is a member of the JWC Group in substantially the form attached hereto as EXHIBIT E.

          (i) The Company shall have received copies of duly executed, irrevocable and effective Powers of Attorney of each Purchaser who is a member of the JWC Group appointing Dana Schmaltz as its attorney-in-fact for the purposes of the transactions contemplated by this Agreement and the Related Agreements substantially in the form attached hereto as EXHIBIT F.

     Section VII.2 CLOSING DATE EXCHANGE AND CONVERSION OF SECURITIES. Immediately after the Purchasers' purchase and receipt of stock certificates representing shares of Class A Common Stock from Fleet Equity pursuant to the Fleet Purchase Agreement, the Purchasers shall return such stock certificates to the Company and the Company shall issue stock certificates evidencing ownership of such shares of Class A Common Stock by such Purchasers and the Company shall cancel the stock certificates in respect of such shares of Class A Common Stock evidencing ownership thereof by Fleet Equity.

                                  ARTICLE VIII

                          SURVIVAL AND INDEMNIFICATION

     Section VIII.1 SURVIVAL. The representations and warranties made in this Agreement shall survive the Closing until the third anniversary thereof and shall thereupon expire together with any right to indemnification in respect thereof (except to the extent a written notice asserting a claim for breach of any such representation or warranty and describing such claim in reasonable detail shall have been given prior to such date to the party which made such representation or warranty). The covenants and agreements contained in this Agreement to be performed or complied with after the Closing shall survive the Closing; PROVIDED that the right to indemnification pursuant to this Article VIII in respect of a breach of a representation or warranty shall expire on the third anniversary of the Closing (except to the extent written notice asserting a claim thereunder and describing such claim in reasonable detail shall have been given prior to such date to the party from whom such indemnification is sought); PROVIDED, FURTHER, that the representations and warranties contained in SECTIONS 4.16 and 4.18 shall survive the Closing and continue to full force and effect until 60 days following expiration of any applicable statutes of limitations. After the Closing, the sole and exclusive remedy of the parties for any breach or inaccuracy of any representation or warranty contained in this Agreement, or any other claim (whether or not alleging a breach of this Agreement) that arises out of the facts and circumstances constituting such breach or inaccuracy, shall be the indemnity provided in this Article VIII.

     Section VIII.2 INDEMNIFICATION BY THE PURCHASERS. Each of DCC, L.P. and JWC, severally and not jointly, shall indemnify and hold harmless each other, the Company, and their respective Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them (each, a "SECTION 8.2 INDEMNIFIED PARTY"), against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) (collectively, "LOSSES") incurred by such SECTION 8.2 Indemnified Party in connection with the investigation, defense, or disposition of any action, suit or other proceeding in which such Section 8.2 Indemnified Party may be involved or with which he or it may be threatened that arises out of or results from (a) any representation or warranty of such indemnifying party contained in this Agreement or any Related Agreement being untrue in any material respect as of the date on which it was made, including, but not limited to, any representation made under Article III hereof by any Purchaser or by the Purchaser Representative, or (b) any material default by such indemnifying party or any of its Affiliates in the performance of their respective obligations under this Agreement and any Related Agreement, except to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such Section 8.2 Indemnified Party or its Affiliates.

     Section VIII.3 INDEMNIFICATION BY THE COMPANY. The Company shall indemnify and hold harmless each of the Purchasers, and their respective Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them (each, a "SECTION 8.3 INDEMNIFIED PARTY"), against all Losses incurred by him or it in connection with the investigation, defense, or disposition of any action, suit or other proceeding in which any Section 8.3 Indemnified Party may be involved or with which he or it may be threatened that arises out of or results from (a) any representation or warranty of the Company contained in this Agreement or any Related Agreement being untrue in any material respect as of the date on which it was made or (b) any material default by the Company or any of its Affiliates in the performance of their respective obligations under this Agreement and any Related Agreement, except to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such Section 8.3 Indemnified Party or its Affiliates.

     Section VIII.4 PROCEDURES. (a) The terms of this Section 8.4 shall apply to any claim (a "CLAIM") for indemnification under the terms of Sections 8.2 or 8.3. The Section 8.2 Indemnified Party or Section 8.3 Indemnified Party (each, an "INDEMNIFIED PARTY"), as the case may be, shall give prompt written notice of such Claim to the indemnifying party (the "INDEMNIFYING PARTY") under the applicable Section, which party may assume the defense thereof, PROVIDED that any delay or failure to so notify the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is materially prejudiced by reason of such delay or failure. The Indemnified Party shall have the right to approve any counsel selected by the Indemnifying Party and to approve the terms of any proposed settlement, such approval not to be unreasonably delayed or withheld (unless such settlement provides only, as to the Indemnified Party, the payment of money damages actually paid by the Indemnifying Party and a complete release of the Indemnified Party in respect of the claim in question). The Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of any Claim; PROVIDED, however that the Indemnified Party will not consent to the entry of any judgment or enter into any settlement agreement with respect to such Claim without the prior written consent of the Indemnifying Party, such approval not to be unreasonably withheld or delayed. Notwithstanding any of the foregoing to the contrary, the provisions of this Article VIII shall not be construed so as to provide for the indemnification of any Indemnified Party for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law or that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Article VIII to the fullest extent permitted by law.

          (b   In the event that the Indemnifying Party undertakes the
defense of any Claim, the Indemnifying Party will keep the Indemnified Party advised as to all material developments in connection with such Claim, including, but not limited to, promptly furnishing the Indemnified Party with copies of all material documents filed or served in connection therewith.

          (c) In the event that the Indemnifying Party fails to assume the defense of any Claim within ten business days after receiving written notice thereof, the Indemnified Party shall have the right, subject to the Indemnifying Party's right to assume the defense pursuant to the provisions of this Article VIII, to undertake the defense, compromise or settlement of such Claim for the account of the Indemnifying Party. Unless and until the Indemnifying Party assumes the defense of any Claim, the Indemnifying Party shall advance to the Indemnified Party any of its reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any such action or proceeding. Each Indemnified Party shall agree in writing prior to any such advancement that, in the event he or it receives any such advance, such Indemnified Party shall reimburse the Indemnifying Party for such fees, costs and expenses to the extent that it shall be determined that he or it was not entitled to indemnification under this Article VIII.

          (d) In no event shall an Indemnifying Party be required to pay in connection with any Claim for more than one firm of counsel (and local counsel) for each of the following groups of Indemnified Parties: (i) the Purchasers, their respective Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them; and (ii) the Company, and its shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them.

          (e)  If for any reason the indemnification provided for in Section
8.2 or 8.3 is unavailable to an Indemnified Party as contemplated therein, then the Indemnifying Party, in lieu of indemnification shall contribute to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage, expense or liability (or action in respect thereof) in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnified Party and the Indemnifying Party, but also the relative fault of the Indemnified Party and the Indemnifying Party, as well as any other relevant equitable considerations No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of any such fraudulent misrepresentation. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

     Section VIII.5 REGISTRATION RIGHTS. Notwithstanding anything to the contrary in this Article VIII, the indemnification and contribution provisions set forth in Sections 5(e) and 5(f) of the Stockholder and Investor Rights Agreement shall govern any claim made with respect to the registration statements filed pursuant to Section 5 of the Stockholder and Investor Rights Agreement or sales made thereunder.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

     Section IX.1 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement of each of the parties.

     Section IX.2 WAIVER OF COMPLIANCE; CONSENTS. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirement for a waiver of compliance as set forth in this Section 9.2.

     Section IX.3 NOTICES. All notices or other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission, or by registered or certified mail (return receipt requested), postage prepaid, with an acknowledgment of receipt signed by the addressee or an authorized representative thereof, addressed as follows (or to such other address for a party as shall be specified by like notice; PROVIDED that notice of a change of address shall be effective only upon receipt thereof):

          If to the JWC Group:

               J.W. Childs Equity Partners II, L.P.
               One Federal Street
               Twenty-First Floor
               Boston, MA 02110
               Telephone: (617) 753-1100
               Attention:   Dana L. Schmaltz

          With a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               One Beacon Street, 31st Floor
               Boston, MA  02108
               Attention:  Louis A. Goodman

               Facsimile: (617) 573-4822

          If to the Company, to it:

               Dobson Communications Corporation
               13439 N. Broadway Extension
               Suite 200
               Oklahoma City, OK  73114
               Attention:  Everett R. Dobson, President
               Facsimile  (405) 391-8515

          With a copy to the Company at the same address to:

               Attention:  Ronald L. Ripley, Senior Corporate Counsel
               Facsimile:  (405) 391-8765

          With a further copy to:

               Mayer, Brown & Platt
               1675 Broadway
               New York, New York  10019
               Attention: James B. Carlson
               Facsimile: (212) 262-1910

     Section IX.4 EXPENSES. The Company agrees, in the event the transactions contemplated hereby are consummated, to (i) pay the JWC Transaction Fee, and (ii) pay and save JWC and the Dobson Partnership harmless against, the reasonable expenses of JWC and the Dobson Partnership (including the reasonable fees and expenses of counsel and accountants to JWC and the Dobson Partnership) in connection with the preparation, negotiation, execution and delivery of this Agreement, the instruments and documents executed pursuant hereto or in connection herewith, and the consummation of the transactions contemplated hereby.

     Section IX.5 PARTIES IN INTEREST; ASSIGNMENT. This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective permitted successors, legal representatives and permitted assigns. None of the Company, any Purchaser, or any Selling Shareholder may assign its rights and obligations hereunder without the prior written consent of each of the other parties; PROVIDED, that: any Purchaser may assign its rights and obligations hereunder to any Affiliate, PROVIDED, that such assignee shall have assumed in writing all the obligations of such Purchaser hereunder and no such assignment shall relieve such Purchaser of its obligations hereunder.

     Section IX.6 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. The parties hereto hereby irrevocably and unconditionally consent to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the County of New York, New York (the "NEW YORK COURTS") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby, waive any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.

     Section IX.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     Section IX.8 INTERPRETATION. The article and section headings contained in this Agreement are for convenience of reference only, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the referenced Person may require.

     Section IX.9 ENTIRE AGREEMENT. This Agreement and the Related Agreements, including the exhibits and schedules hereto and thereto and the certificates and instruments delivered pursuant to the terms of this Agreement and the Related Agreements, embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated hereby, save for those matters the subject of Related Agreements to be executed subsequent to the Closing Date. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the Related Agreements executed as of the date hereof. This Agreement supersedes and, together with the Related Agreements upon their execution, will supersede, all prior agreements and understandings between the parties with respect to such transactions.

     Section IX.10 PUBLICITY. So long as this Agreement is in effect, the parties agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby, and no party shall issue any press release or make any such public statement prior to such consultation, except as may be required by Law. No press release or other public statement by the parties hereto shall disclose any of the financial terms of the transactions contemplated hereby without the prior consent of the other parties, except as may be required by Law. A breach of the provisions of this Section 9.10 by a party shall not give rise to any right to terminate this Agreement.

     Section IX.11 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any New York Courts.

     Section IX.12 REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:
                         DOBSON COMMUNICATIONS CORPORATION


                By: /s/ Everett Dobson
                   --------------------------------------------------------
                                    Name: Everett Dobson
                                    Title:   President

PURCHASERS:
                         DOBSON CC LIMITED PARTNERSHIP,


                              By: RLD, Inc., its General Partner

                By: /s/ Everett Dobson
                   --------------------------------------------------------
                                    Name: Everett Dobson
                                    Title:   President

PURCHASERS:


                              J.W. CHILDS EQUITY PARTNERS II, L.P.

                              By: J.W. Childs Advisors II, L.P.,
                                   its general partner

                              By: J.W. Childs Associates, L.P.,
                                   its general partner

                              By: J.W. Childs Associates, Inc.,
                                   its general partner


                By: /s/ Dana L. Schmaltz
                   --------------------------------------------------------
                                     Name: Dana L. Schmaltz
                                     Title: Vice President

                                                                      SCHEDULE I

                             JWC GROUP STOCKHOLDERS

Dobson CC Limited Partnership
J.W. Childs Equity Partners II, L.P.
JWC Equity Funding II, Inc.
Bock Family Trust
John W. Childs
Richard S. Childs
James E. Childs
Timothy J. Healy
Glenn A. Hopkins
Jerry D. Horn
B. Lane MacDonald
Raymond B. Rudy
Dana L. Schmaltz
Chechesse Creek Trust
Steven G. Segal
SGS 1995 Family Limited Partnership
Steven G. Segal 1995 Irrevocable Trust
SGS-III Family Limited Partnership
Adam L. Suttin
Adam L. Suttin Irrevocable Family Trust
Suttin Family Trust II
Eugene N. Suttin IRA
Edward D. Yun
Yun Family Trust
Ed Kozlowski
Jim Murphy
Rebacliff, Baker & Dobbs, LLC
Benno C. Schmidt
Mario Soussou
Bill Watts
OFS Investment Partners II

                                                                   SCHEDULE 3.2

                               PURCHASER CONSENTS


     The execution, delivery and performance of the Agreement will or may require the following consents, approvals and reviews:

     1.   The Federal Trade Commission/Department of Justice.

                                                                   SCHEDULE 4.2

                    COMPANY AND SELLING SHAREHOLDER CONSENTS


     The execution, delivery and performance of the Agreement will or may require the following consents, approvals and reviews:

     1.   The Federal Trade Commission/Department of Justice.

     2.   Consents under the Credit Agreements.

                                                                  SCHEDULE 4.9

                                 CAPITALIZATION


                   OWNERSHIP OF OUTSTANDING STOCK AND MANAGEMENT
                            OPTIONS TO PURCHASE STOCK OF
                         DOBSON COMMUNICATIONS CORPORATION

                                             Shares Prior to    Shares After
                                                 Closing           Closing
                                                 -------           -------
CLASS A COMMON STOCK
Dobson CC Limited Partnership                    469,998           471,338
Russell L. Dobson                                  3,154             3,154
J.W. Childs                                          -0-            17,412

CLASS B NON-VOTING COMMON STOCK*                  28,934            28,934
CLASS C NON-VOTING COMMON STOCK*                     -0-             4,453

CLASS A 5% NON-CUMULATIVE. NON-
VOTING, NON-CONVERTIBLE PREFERRED STOCK
Dobson Operating Company                         100,000            22,000

CLASS B CONVERTIBLE PREFERRED STOCK
Fleet Venture Resources, Inc.                     69,446               -0-
Fleet Equity Partners VI, L.P.                    29,762               -0-
Kennedy Plaza Partners                               792               -0-

CLASS C 8% CUMULATIVE NON-VOTING,
NON-CONVERTIBLE PREFERRED STOCK
Fleet Venture Resources, Inc.                     69,446               -0-
Fleet Equity Partners VI, L.P.                    29,762               -0-
Kennedy Plaza Partners                               792               -0-

CLASS D 15% CONVERTIBLE PREFERRED
STOCK
J.W. Childs                                          -0-            71,559.9
Dobson CC Limited Partnership                        -0-             3,533.8

CLASS F 16% NON-CONVERTIBLE
PREFERRED STOCK                                      -0-            30,000

CLASS G 16% CONVERTIBLE
PREFERRED STOCK
Dobson CC Limited Partnership                        -0-            37,853

SR. 12 1/4% EXCHANGEABLE PIK                     185,513             250,159

*Options issued. not stock outstanding

                                                                  SCHEDULE 4.11

                                  SUBSIDIARIES

        DOBSON COMMUNICATIONS CORPORATION SUBSIDIARIES AND PARTNERSHIPS
                            (As of December 22, 1998)

CORPORATIONS:                                           STATE OF ORGANIZATIONS:

Dobson Communications Corporation                               Oklahoma
Associated Telecommunications and Technologies, Inc.            Oklahoma
DCC PCS, Inc.                                                   Oklahoma
DOC Cellular Subsidiary Company                                 Oklahoma
Dobson Cellular of Arizona, Inc.                                Oklahoma
Dobson Cellular of California, Inc.                             Oklahoma
Dobson Cellular of Enid, Inc.                                   Oklahoma
Dobson Cellular of Imperial, Inc.                               Oklahoma
Dobson Cellular of Kansas/Missouri, Inc.                        Oklahoma
Dobson Cellular of Maryland, Inc.                               Oklahoma
Dobson Cellular of Navarro, Inc.                                Oklahoma
Dobson Cellular of Sandusky, Inc.                               Oklahoma
Dobson Cellular of Texas, Inc.                                  Oklahoma
Dobson Cellular of Woodward, Inc.                               Oklahoma
Dobson Cellular Operations Company                              Oklahoma
Dobson Cellular Systems, Inc.                                   Oklahoma
Dobson Fiber/FORTE of Colorado, Inc.                            Oklahoma
Dobson Operating Company                                        Oklahoma
Dobson Telephone Company, a/k/a
  McLoud Telephone Company                                      Oklahoma
Dobson Tower Company                                            Oklahoma
Dobson/Sygnet Operating Company                                 Ohio
Dobson/Sygnet Communications Company                            Oklahoma
Logix Communications Corporation                                Oklahoma
Logix Communications Enterprises, Inc.                          Oklahoma
Santa Cruz Cellular Telephone, Inc.                             California
Western Financial Services Corp.                                Oklahoma

PARTNERSHIPS:                                            STATE OF ORGANIZATION:

Gila River Cellular General Partnership                         Arizona
Forte of Colorado, General Partnership                          Colorado
Oklahoma Independent RSA 5 Partnership                          Oklahoma
Oklahoma Independent RSA 7 Partnership                          Oklahoma
Oklahoma RSA 3 Limited Partnership                              Oklahoma
Oklahoma RSA 5 Limited Partnership                              Oklahoma
Oklahoma RSA 7 Limited Partnership                              Oklahoma
Texas RSA No. 2 Partnership                                     Oklahoma

                                                                  SCHEDULE 4.19

                            AFFILIATED TRANSACTIONS



     Affiliated Transactions in excess of $500,000 since December 31, 1997

     1. In June 1998, Logix Communications Corporation acquired for $4.8 million substantially all of the long distance customers and accounts receivable from Zenex Long Distance, Inc. The $4.8 million was paid by paying 3 promissory notes due by Zenex and by paying $2.3 million to WorldCom
- MCI in satisfaction of a Zenex past due bill.

     2. In June 1998, Dobson Communications Corporation acquired from Everett R. Dobson for $1.1 million (a) an $886,145 promissory note of the Gila River Indian Community; (b) 35,000 shares of Zenex Long Distance, Inc. and (c) a $265,069 promissory note of Zenex Long Distance, Inc., this Zenex Note was paid by Logix as part of the $4.8 million consideration paid for the Zenex assets.

                                                                  SCHEDULE 4.21

                             ENVIRONMENTAL REPORTS

---------------------------------------------------------------------------------------------------
       Assessment:         Site:                              Prepared by:        Date:
---------------------------------------------------------------------------------------------------
 1.    Phase I             29 Sites in Madera, Merced, San    Foster Wheeler      December 29, 1997
                           Benito, Fresno, Mariposa and       Environmental
                           Stanislaus Counties, California    Corporation
---------------------------------------------------------------------------------------------------
 2.    Phase I             14 Sites in Santa Cruz and Santa   Foster Wheeler      January 26, 1998
                           Clara Counties California          Environmental
                                                              Corporation
---------------------------------------------------------------------------------------------------
 3.    Phase I             American Telco, Texas              Foster Wheeler      March 31, 1998
                                                              Environmental
                                                              Corporation
---------------------------------------------------------------------------------------------------
 4.    Phase I             Sites leased by American Telco,    Foster Wheeler      March 31, 1998
                           Texas                              Environmental
                                                              Corporation
---------------------------------------------------------------------------------------------------
 5.    Phase I             Communication Tower Facility Deep  Bentley             August, 1998
                           Creek Lake Site, Garrett County,   Environmental
                           Maryland                           Engineering, Inc.
---------------------------------------------------------------------------------------------------
 6.    Phase I             Communication Tower Facility       Bentley             August, 1998
                           Gantsville Site, Garrett County,   Environmental
                           Maryland                           Engineering, Inc.
---------------------------------------------------------------------------------------------------
 7.    Phase I             Communication Tower Facility       Bentley             August, 1998
                           Keyser Site, Mineral County, West  Environmental
                           Virginia                           Engineering, Inc.
---------------------------------------------------------------------------------------------------
 8.    Phase I             Communication Tower Facility Deer  Bentley             August, 1998
                           Park Site, Garrett County,         Environmental
                           Maryland                           Engineering, Inc.
---------------------------------------------------------------------------------------------------
 9.    Phase I             Communication Tower Facility       Bentley             August, 1998
                           Friendville Site, Garrett County,  Environmental
                           Maryland                           Engineering, Inc.
---------------------------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
ARTICLE I DEFINITIONS


Section 1.1    Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . . .2
Section 1.2    Other Definitional Provisions . . . . . . . . . . . . . . . . . . . 12


                               ARTICLE II CLOSING


Section 2.1    Time and Place of Closing . . . . . . . . . . . . . . . . . . . . . 13
Section 2.2    Closing Actions and Deliveries. . . . . . . . . . . . . . . . . . . 13
Section 2.3    Payment of Transfer Taxes . . . . . . . . . . . . . . . . . . . . . 13
Section 2.4    Restrictive Legends . . . . . . . . . . . . . . . . . . . . . . . . 14


            ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASERS


Section 3.1    Organization, Power and Authority . . . . . . . . . . . . . . . . . 14
Section 3.2    Consents; No Conflicts; Approval. . . . . . . . . . . . . . . . . . 15
Section 3.3    Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Section 3.4    FCC Compliance. . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Section 3.5    Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Section 3.6    No Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Section 3.7    Investor Acknowledgments. . . . . . . . . . . . . . . . . . . . . . 15
Section 3.8    Power of Attorney . . . . . . . . . . . . . . . . . . . . . . . . . 16
Section 3.9    Purchaser Representative Representations. . . . . . . . . . . . . . 17


            ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                                       i

Section 4.1    Organization, Power and Authority . . . . . . . . . . . . . . . . . 17
Section 4.2    Consents; No Conflicts. . . . . . . . . . . . . . . . . . . . . . . 18
Section 4.3    Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Section 4.4    Regulatory Compliance . . . . . . . . . . . . . . . . . . . . . . . 19
Section 4.5    Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Section 4.6    Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . 20
Section 4.7    SEC Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Section 4.8    Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . 21
Section 4.9    Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Section 4.10   Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
Section 4.11   No Undisclosed Liabilities; Subsidiaries. . . . . . . . . . . . . . 22
Section 4.12   Offering of Securities. . . . . . . . . . . . . . . . . . . . . . . 23
Section 4.13   Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Section 4.14   Title to Properties; Liens; Encumbrances; Insurance . . . . . . . . 23
Section 4.15   Material Contracts. . . . . . . . . . . . . . . . . . . . . . . . . 23
Section 4.16   Employee Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Section 4.17   Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Section 4.18   Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Section 4.19   Affiliate Transactions. . . . . . . . . . . . . . . . . . . . . . . 26
Section 4.20   Solvency; Adequate Capital. . . . . . . . . . . . . . . . . . . . . 26
Section 4.21   Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . 26
Section 4.22   Environmental Compliance. . . . . . . . . . . . . . . . . . . . . . 27
Section 4.23   Disclosure Representation . . . . . . . . . . . . . . . . . . . . . 28
Section 4.24   Year 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28


                               ARTICLE V COVENANTS


Section 5.1    Records and Accounts. . . . . . . . . . . . . . . . . . . . . . . . 29
Section 5.2    Existence; Related Securities; Maintenance of Properties. . . . . . 29
Section 5.3    Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
Section 5.4    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
Section 5.5    Inspection of Properties and Books. . . . . . . . . . . . . . . . . 29
Section 5.6    Compliance with Laws, Contracts, Licenses and Permits . . . . . . . 29
Section 5.7    Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . . . . 30
Section 5.8    Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . 30

                                       ii

Section 5.9    Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
Section 5.10   Merger, Consolidation, Sale of Assets or Other Dispositions . . . . 31
Section 5.11   Sale and Leaseback of Property. . . . . . . . . . . . . . . . . . . 31
Section 5.12   Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
Section 5.13   Merger, Consolidation or Other Acquisitions . . . . . . . . . . . . 32
Section 5.14   Sell-Down of JWC Common Stock . . . . . . . . . . . . . . . . . . . 32


                        ARTICLE VI AFFIRMATIVE COVENANTS


Section 6.1    Annual Statements . . . . . . . . . . . . . . . . . . . . . . . . . 33
Section 6.2    Quarterly Statements. . . . . . . . . . . . . . . . . . . . . . . . 33
Section 6.3    Budgets and Other Reports . . . . . . . . . . . . . . . . . . . . . 33


                        ARTICLE VII ADDITIONAL CLOSING DELIVERIES


Section 7.1    Deliveries at Closing . . . . . . . . . . . . . . . . . . . . . . . 34
Section 7.2    Closing Date Exchange and Conversion of Securities. . . . . . . . . 35


                    ARTICLE VIII SURVIVAL AND INDEMNIFICATION


Section 8.1    Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
Section 8.2    Indemnification by the Purchasers . . . . . . . . . . . . . . . . . 36
Section 8.3    Indemnification by the Company. . . . . . . . . . . . . . . . . . . 36
Section 8.4    Procedures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
Section 8.5    Registration Rights . . . . . . . . . . . . . . . . . . . . . . . . 38


                          ARTICLE IX MISCELLANEOUS PROVISIONS


Section 9.1    Amendment and Modification. . . . . . . . . . . . . . . . . . . . . 38

                                      iii

Section 9.2    Waiver of Compliance; Consents. . . . . . . . . . . . . . . . . . . 39
Section 9.3    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
Section 9.4    Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
Section 9.5    Parties in Interest; Assignment . . . . . . . . . . . . . . . . . . 40
Section 9.6    Applicable Law. . . . . . . . . . . . . . . . . . . . . . . . . . . 40
Section 9.7    Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
Section 9.8    Interpretation. . . . . . . . . . . . . . . . . . . . . . . . . . . 41
Section 9.9    Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . 41
Section 9.10   Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
Section 9.11   Specific Performance. . . . . . . . . . . . . . . . . . . . . . . . 41
Section 9.12   Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . 41

SCHEDULES

Schedule I     --   Purchasers
Schedule II    --   Company Wire Transfer and other Information
Schedule 3.2   --   Purchaser Consents
Schedule 4.2   --   Company Consents
Schedule 4.9   --   Capitalization
Schedule 4.11  --   Subsidiaries
Schedule 4.19  --   Affiliated Transactions
Schedule 4.21  --   Environmental Reports

EXHIBITS

Exhibit A-1    --   Form of Certificate of Designation for Class D Preferred
                    Stock
Exhibit A-2    --   Form of Certificate of Designation for Class E Preferred
                    Stock
Exhibit A-3    --   Form of Certificate of Designation for Class G Preferred
                    Stock
Exhibit A-4    --   Form of Certificate of Designation for Class H Preferred
                    Stock
Exhibit B      --   Form of Restated Bylaws
Exhibit C      --   Form of Restated Certificate
Exhibit D      --   EBITDA Projections
Exhibit E      --   Form of Investor Questionnaire
Exhibit F      --   Form of Power of Attorney
Exhibit G      --   Logix Communications 1998 Stock Option Plan
Exhibit H      --   New Company Stock Option Plan
Exhibit I      --   Options Granted Under the Stock Option Plans





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